EXHIBIT 99.1

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Press Release

For further information, please contact:

Paradigm Genetics, Inc. Melissa Matson Director, Corporate Communications 919-425-3000	Noonan Russo Presence Euro RSCG Brian Ritchie/Mark Vincent 212-845-4200

PARADIGM GENETICS SIGNS THREE-YEAR, MULTI-MILLION DOLLAR CROP TRAIT

COLLABORATION WITH PIONEER HI-BRED INTERNATIONAL, INC.

— Company to use its GeneFunction Factory® platform to identify plant genes that influence crop traits —

RESEARCH TRIANGLE PARK, NC, December 19, 2003 — Paradigm Genetics, Inc. (Nasdaq: PDGM), a biotechnology company, today announced that it has signed a collaboration agreement with Pioneer Hi-Bred International, Inc., a subsidiary of DuPont headquartered in Des Moines, Iowa, to identify plant genes that influence important crop traits for use in Pioneer’s crop variety development program.

For this collaboration, Paradigm will use its high throughput GeneFunction Factory® platform to analyze genes in Arabidopsis thaliana, a model organism, and identify those genes that will enable Pioneer to accelerate the product breakthroughs and improvements it brings to its customers worldwide.

“We are delighted to collaborate with Pioneer as we strive to provide high throughput, cutting edge research results to our agricultural partners. Pioneer is a leader in commercializing agricultural biotechnology, and we are proud to utilize our GeneFunction Factory® as part of their genomics-based trait discovery process,” said Heinrich Gugger, Ph.D., president and CEO of Paradigm Genetics. “This collaboration demonstrates that our strategy for expanding and extending our agricultural customer base of partners is both sound and effective. It also demonstrates our continuous efforts to improve our multiple technology platforms for obtaining a greater understanding of biological systems are paying off.”

“We are pleased to collaborate with Paradigm and use its functional genomics capabilities,” said Bill Niebur, vice president of research, product development for Pioneer. “We believe that discoveries made through this collaboration will complement our established trait discovery programs and will allow us to continue to develop new products that bring value to our customers.”

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About Paradigm Genetics

Paradigm is a biotechnology company aiming to increase R&D productivity by focusing its integrated suite of technologies on the product development cycle—from target discovery to the subsequent enhancement of the safety and efficacy profiles of development candidates in agriculture and human health. Paradigm chooses a systems biology approach to understand gene function in the context of biological pathways, and to develop assays and biomarkers for molecular diagnostic solutions tailored to the needs of our partners. Paradigm’s proprietary Gene to Cell to System™ approach has four major components: gene expression profiling, biochemical profiling (also known as metabolomics), phenotypic profiling and data integration and coherence. For more information, visit www.paradigmgenetics.com.

This press release contains forward-looking statements, including statements regarding Paradigm’s ability to increase R&D productivity by focusing its integrated suite of technologies on the product development cycle; and to use a systems biology approach to understand gene function in the context of biological pathways, to develop assays and biomarkers for molecular diagnostic solutions tailored to the needs of its partners. Such forward-looking statements are based on management’s current expectations and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks, factors and uncertainties include, but are not limited to, Paradigm’s early stage of development, history of net losses, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect its patents and proprietary rights. Certain of these and other risks are identified in Paradigm’s annual report on Form 10-K for the year ended December 31, 2002 and in its quarterly report on Form 10-Q for the quarter ended September 30, 2003, each filed with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

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